Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2025 Fourth Quarter Results & Takes Action to Significantly Improve Balance Sheet and FFO1
Los Angeles—(March 9, 2026) Creative Media & Community Trust Corporation (NASDAQ: CMCT) (“we”, “our”, “CMCT”, or the “Company”) today reported operating results for the three months ended December 31, 2025.
Fourth Quarter 2025 Highlights
Real Estate Portfolio
•CMCT’s office portfolio was 74.8% leased as of December 31, 2025 (88.5% leased when excluding our one Oakland office building (the “Oakland Office Building”), compared to 81.7% leased as of December 31, 2024).
•Executed 22,966 square feet of leases with terms longer than 12 months.
•During the fourth quarter, one of our unconsolidated joint ventures completed the development of a 36-unit multifamily building in Los Angeles, California.
Financial Results
•Net loss attributable to common stockholders of $(17.7) million, or $(11.20) per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(7.1) million, or $(4.49) per diluted share.
•Core FFO attributable to common stockholders (“Core FFO”)(4)1 was $(5.9) million, or $(3.74) per diluted share.
Asset Sales
•On January 21, 2026, we completed the sale of our lending business (“First Western”) for a purchase price of approximately $44.9 million2.
Management Commentary
The Company continues to make significant progress on its previously announced plan to accelerate its focus towards premier multifamily assets, strengthen the balance sheet and improve liquidity. Operating trends have been improving across the multifamily portfolio, the Los Angeles and Austin office assets and the company’s one hotel.

Since announcing this plan in September 2024, the company has significantly improved its balance sheet having completed financings on nine assets, fully retired its recourse credit facility, sold its lending business and redeemed approximately $153.3 million of Preferred Stock into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). In addition, the Company announced today that it expects to redeem approximately 1,957,023 shares of Series A Preferred Stock, par value $0.001 per share, approximately 7,767,609 shares of Series A1 Preferred Stock, par value $0.001 per share and approximately 21,760 shares of Series D Preferred Stock, par value $0.001 per share (collectively, the “Preferred Stock”), in shares of Common Stock (the “March 2026 Redemption”).

The Redemption is expected to improve CMCT’s FFO1 by approximately $16.0 million per year3 and returns the company’s capital structure back to its long-term target (approximately 38% common equity, 7% preferred equity and 55% debt when adjusting for the Redemption), on a fair value basis. Given the company’s significantly improved financial position, other than the March 2026 Redemption, the company does not currently intend to redeem, at the Company’s election, additional Preferred Stock in shares of Common Stock. However, the Company will evaluate redemption requests submitted by holders of Preferred Stock at the time it receives such requests and may elect to redeem those Preferred Shares in Common Stock or cash, at the Company’s discretion.

1Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.
2The sales price of approximately $44.9 million is net of the outstanding balance of SBA 7(a) loan-backed notes and subject to adjustment. At the closing and upon giving effect to the payment of other debt, transaction expenses and other matters, the sale yielded net cash proceeds of approximately $31.2 million.
3Represents cumulative 12 months of dividend expense for the shares of Preferred Stock expected to be redeemed in the Redemption, based on the respective dividend rates in place as of December 31, 2025

Exhibit 99.1

Operating Trends
The company believes there is an opportunity to significantly improve net operating income of its multifamily portfolio by increasing occupancy and by renewing leases at market rents which exceed in-place rents. CMCT’s multifamily occupancy, excluding its building in Echo Park Los Angeles which just began lease-up during Q4, was 88.5% as of December 31, 2025, representing a 320 basis point and 680 basis point improvement from the third quarter of 2025 and the fourth quarter 2024, respectively. In addition, the Company completed a 36 unit premier, class A multifamily apartment building in Echo Park Los Angeles in the fourth quarter of 2025. At year-end, the building was 16.7% occupied; as of the end of February 2026, the building was approximately 52% leased. The Company is also seeing improving demand at its Bay Area multifamily buildings with occupancy improving to 88.4% at 2025 year-end, compared to 84.7% at the end of the third quarter of 2025.

In the office segment, the Company executed approximately 182,120 square feet of leases during 2025. Excluding the Oakland Office Building, the leased percentage was 88.5% at the end of 2025, a 190 basis point improvement from the third quarter of 2025 and a 680 basis point improvement the fourth quarter of 2024. During the fourth quarter of 2025, occupancy at the Company’s 1130 Howard office building increased to 100% from 38.9% in the third quarter of 2025. At 11600 Wilshire Boulevard, the Company recently commenced a renovation program on several small suites, which is anticipated to fuel leasing activity. The Company owns one office asset in Oakland, where demand continues to be challenging. The mortgage on the asset matures in the third quarter of 2026; the Company is currently seeking an extension of the maturity but cannot guarantee it will reach an agreement with the lender. In the fourth quarter of 2025, the Oakland Office Building generated approximately $0.5 million of cash flow after debt service4.

In the hotel segment, the Company has substantially completed the renovation of the public space during the first quarter of 2026, following the renovation of all 505 rooms, setting the property up well for 2026 and beyond. The renovation was the first large scale renovation of the property since it was acquired in 2008.

Asset Sales
In January 2026, the Company completed the sale of its lending division for a purchase price of approximately $44.9 million (which is net of the outstanding balance of debt related to the 2023 securitization of certain loan receivables), subject to post-closing adjustments. Giving effect to the payment of other debt, transaction expenses and other matters, the transactions yielded net cash proceeds to the Company of approximately $31.2 million.

The Company continues to evaluate additional asset sales.

Fourth Quarter 2025 Results
Real Estate Portfolio
As of December 31, 2025, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures. Our unconsolidated joint ventures contain one office property, three multifamily properties (one of which has been partially converted from office into multifamily units and is now classified as a multifamily property) and one commercial development site. As of December 31, 2025, our 12 office properties, totaling approximately 1.3 million rentable square feet, were 74.8% occupied; our one hotel with an ancillary parking garage, which has a total of 505 rooms, had RevPAR of $152.70 for the year ended December 31, 2025, and our five multifamily properties were 85.3% occupied. Additionally, as of December 31, 2025, we had eight development sites (two of which were being used as parking lots).
Financial Results
Net loss attributable to common stockholders was $(17.7) million, or $(11.20) per diluted share of Common Stock, for the three months ended December 31, 2025, compared to a net loss attributable to common stockholders of $(16.6) million, or $(44.52) per diluted share of Common Stock, for the same period in 2024. The increase in net loss attributable to common stockholders was primarily due to an increase in impairment of real estate of $3.5 million and an increase in interest expense not allocated to our operating segments of $941,000, partially offset by an increase in segment net operating income of $1.7 million and a decrease in loss on early extinguishment of debt of $1.4 million.
FFO(3)5was $(7.1) million, or $(4.49) per diluted share of Common Stock, for the three months ended December 31, 2025, compared to $(8.7) million, or $(23.21) per diluted share of Common Stock, for the same period in 2024. The increase in FFO1 was primarily due to an increase of $1.7 million in segment net operating income, a decrease in loss on early extinguishment of debt of $1.4 million and a decrease of $923,000 in redeemable preferred stock dividends. These were partially offset by an increase in interest expense not allocated to our operating segments of $941,000, an increase in redeemable preferred stock redemptions of $883,000, and an increase in general and administrative expenses of $617,000.
4Calculated as cash NOI less mortgage interest expense
5 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Core FFO(4)1 was $(5.9) million, or $(3.74) per diluted share of Common Stock for the three months ended December 31, 2025, compared to $(7.0) million, or $(18.64) per diluted share of Common Stock for the same period in 2024. The increase in Core FFO1 is attributable to the aforementioned changes in FFO1, while not impacted by the decrease in loss on early extinguishment of debt or the increase in redeemable preferred stock redemptions, as these are excluded from our Core FFO1 calculation.
Segment Information
Our reportable segments during the three months ended December 31, 2025 and 2024 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $10.9 million for the three months ended December 31, 2025, compared to $9.2 million for the same period in 2024.
Office
Same-Store
Same-store(2) office segment NOI(5) was $6.4 million for the three months ended December 31, 2025, an increase from $5.2 million compared to same period in 2024, while same-store(1) office Cash NOI(6)6 was $7.0 million for the three months ended December 31, 2025, a increase from $6.2 million in the same period in 2024. The increase in same-store(2) office Segment NOI(5) was primarily driven by an increase in rental revenues at an office property in Austin, Texas, due to an increase in occupancy, and at an office property in Beverly Hills, California, which had an increase in occupancy and rental rates as well as a decrease in property taxes. These were partially offset by a decrease in rental revenues at an office property in Los Angeles, California due to a decrease in occupancy, and at an office property in San Francisco, California, due to a decrease in rental rates.
At December 31, 2025, the Company’s same-store(2) office portfolio was 74.8% occupied, a decrease of 420 basis points year-over-year on a same-store(2) basis, and 74.8% leased, a decrease of 380 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $58.78 at December 31, 2025, compared to $60.48 at December 31, 2024. During the three months ended December 31, 2025, the Company executed 22,966 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $6.4 million for the three months ended December 31, 2025, as compared to $5.2 million for the same period in 2024, driven by the aforementioned decrease in same-store(2) office Segment NOI(5) as there was no non-same-store office activity during either period.
Hotel
Hotel Segment NOI(5) was $2.1 million for the three months ended December 31, 2025, consistent with $2.1 million for the same period in 2024:

	Three Months Ended December 31,
	2025	2024
Occupancy	63.1%	54.5%
Average daily rate(a)	$212.70	$195.55
Revenue per available room(b)	$134.24	$106.59
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as three investments in multifamily buildings in Los Angeles, California owned through unconsolidated joint ventures, one of which, 701 S Hudson / 4750 Wilshire Boulevard, was reclassified from an office segment property to a multifamily segment property as of October 1, 2024, following the conversion of a portion of the building from office space into multifamily units and one property, 1915 Park Avenue, where we just completed the development of a 36-unit multifamily building during the fourth quarter of 2025. Our multifamily segment NOI(5) was $(870,000) for the three months ended December 31, 2025, compared to $855,000 for the same period in 2024. The decrease in our multifamily segment NOI(5) was primarily due to an increase in the unrealized loss on investments in real estate at
6 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

our unconsolidated joint ventures during the three months ended December 31, 2025. As of December 31, 2025, our Multifamily Segment was 85.3% occupied, monthly rent per occupied unit(8) was $2,497 and net monthly rent per occupied unit(9) was $2,127, compared to 81.7%, $2,468, and $2,319, respectively, as of December 31, 2024.
Lending
Our lending segment primarily consisted of our SBA 7(a) lending platform, which was a national lender that primarily originated loans to small businesses in the hospitality industry. Lending segment NOI(5) was $3.3 million for the three months ended December 31, 2025, compared to $980,000 for the same period in 2024. The increase was primarily due to the reversal of CECL during the three months ended December 31, 2025 in connection with the reclassification of the assets and liabilities of First Western to held for sale. This was partially offset by a decrease in interest income as a result of loan payoffs and lower interest rates. Our lending segment was sold in January 2026.
Debt and Equity
During the three months ended December 31, 2025, the Company redeemed 342,521 shares of Series A1 Preferred Stock (all shares were redeemed in shares of Common Stock), 351,874 shares of Series A Preferred Stock (all shares were redeemed in shares of Common Stock), and 4,122 shares of Series D Preferred Stock (all shares were redeemed in shares of Common Stock). These redemptions resulted in the collective issuance of 1,910,435 shares of Common Stock during the three months ended December 31, 2025.

Dividends
We declared preferred stock dividends on our Series A, Series A1 and Series D Preferred Stock for the fourth quarter of 2025. The dividends were payable on January 15, 2026 to holders of record at the close of business on January 5, 2026.

The dividend amounts are as follows:

Quarterly Dividend Amount
Series A Preferred Stock	$0.34375 per share
Series A1 Preferred Stock	$0.426875 per share*
Series D Preferred Stock	$0.353125 per share
*The quarterly cash dividend of $0.426875 per share represents an annualized dividend rate of 6.83% (2.5% plus the federal funds rate of 4.33% on the applicable determination date). The terms of the Series A1 Preferred Stock provide for cumulative cash dividends (if, as and when authorized by the Board of Directors) on each share of Series A1 Preferred Stock at a quarterly rate of the greater of (i) 6.00% of the Series A1 Stated Value, divided by four (4) and (ii) the Federal Funds (Effective) Rate on the applicable determination date, plus 2.50%, of the Series A1 Stated Value, divided by four (4), up to a maximum of 2.50% of the Series A1 Stated Value per quarter.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2024; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2025; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2024 and ending on December 31, 2025. When determining our same-store office properties as of December 31, 2025, one office property was excluded pursuant to (i) and (iii) above and one office property was excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.

(9)Net monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period less rent concessions granted during the specified period, divided by occupied units.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions, including the effects of high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Part II, Item 1A of CMCT’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Investments in real estate, net	$698,087	$709,194
Investments in unconsolidated entities	31,095	33,677
Cash and cash equivalents	15,439	20,262
Restricted cash	22,246	32,606
Loans receivable, net (Note 5)	—	56,210
Accounts receivable, net	2,598	4,345
Deferred rent receivable and charges, net	18,692	19,896
Other intangible assets, net	439	3,568
Other assets	4,732	9,797
Assets held for sale, net (Note 5)	65,859	—
TOTAL ASSETS	$859,187	$889,555
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$509,768	$505,732
Accounts payable and accrued expenses	26,979	32,204
Due to related parties	22,819	14,068
Other liabilities	11,406	10,488
Liabilities associated with assets held for sale, net (Note 5)	21,966	—
Total liabilities	592,938	562,492
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A1 cumulative redeemable preferred stock, $0.001 par value; 24,508,664 and 25,045,401 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no shares issued and outstanding as of December 31, 2025, respectively and 913,630 and 913,590 shares issued and outstanding as of December 31, 2024; liquidation preference of $25.00 per share, subject to adjustment	—	20,799
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 30,848,680 and 31,305,025 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 8,820,338 and 3,669,018 shares issued and outstanding, respectively, as of December 31, 2025 and 8,820,338 and 4,125,363 shares issued and outstanding, respectively, as of December 31, 2024; liquidation preference of $25.00 per share, subject to adjustment	91,906	103,326
Series A1 cumulative redeemable preferred stock, $0.001 par value; 24,508,664 and 25,045,401 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 12,240,878 and 8,749,542 shares issued and outstanding, respectively, as of December 31, 2025 and 11,327,248 and 8,372,689 shares issued and outstanding, respectively, as of December 31, 2024; liquidation preference of $25.00 per share, subject to adjustment	217,451	207,387
Series D cumulative redeemable preferred stock, $0.001 par value; 26,987,468 and 26,991,590 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 56,857 and 44,325 shares issued and outstanding, respectively, as of December 31, 2025 and 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2024; liquidation preference of $25.00 per share, subject to adjustment	1,089	1,190
Common stock, $0.001 par value; 900,000,000 shares authorized; 2,699,686 shares issued and outstanding as of December 31, 2025 and 466,180 shares issued and outstanding as of December 31, 2024	3	119
Additional paid-in capital	1,019,044	994,973
Distributions in excess of earnings	(1,064,132)	(1,002,479)
Total stockholders’ equity	265,361	304,516
Noncontrolling interests	888	1,748
Total equity	266,249	306,264
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	859,187	889,555

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUES:
Rental and other property income	$16,270	$16,094	$65,431	$72,266
Hotel income	9,092	7,911	39,642	37,679
Interest and other income	3,089	3,454	11,596	14,567
Total Revenues	28,451	27,459	116,669	124,512
EXPENSES:
Rental and other property operating	16,803	15,412	67,043	67,962
Asset management and other fees to related parties	316	463	1,356	1,797
Expense reimbursements to related parties—corporate	805	472	3,496	2,281
Expense reimbursements to related parties—lending segment	575	663	2,591	2,571
Interest	9,945	9,053	40,191	36,872
General and administrative	(775)	1,761	5,355	7,004
Transaction-related costs	48	31	1,475	1,382
Depreciation and amortization	6,912	8,016	27,081	27,373
Loss on early extinguishment of debt (Note 7)	—	1,416	88	1,416
Impairment of real estate (Note 3)	3,471	—	3,692	—
Loss on assets held for sale (Note 5)	298	—	298	—
Total Expenses	38,398	37,287	152,666	148,658
Loss from unconsolidated entities	(1,475)	(364)	(3,760)	(806)
Gain on sale of real estate (Note 3)	—	—	679	—
LOSS BEFORE PROVISION FOR INCOME TAXES	(11,422)	(10,192)	(39,078)	(24,952)
Provision for income taxes	144	225	497	798
NET LOSS	(11,566)	(10,417)	(39,575)	(25,750)
Net loss attributable to noncontrolling interests	132	152	573	575
NET LOSS ATTRIBUTABLE TO THE COMPANY	(11,434)	(10,265)	(39,002)	(25,175)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(5,162)	(6,085)	(21,207)	(29,686)
Redeemable preferred stock deemed dividends (Note 11)	—	—	—	(755)
Redeemable preferred stock redemptions (Note 11)	(1,139)	(256)	(1,439)	(17,727)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,735)	$(16,606)	$(61,648)	$(73,343)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(11.20)	$(44.52)	$(67.08)	$(431.43)
Diluted	$(11.20)	$(44.52)	$(67.08)	$(431.43)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	1,584	373	919	170
Diluted	1,584	373	919	170

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months and years ended December 31, 2025 and 2024.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Numerator:
Net loss attributable to common stockholders	$(17,735)	$(16,606)	$(61,648)	$(73,343)
Depreciation and amortization	6,912	8,016	27,081	27,373
Noncontrolling interests’ proportionate share of depreciation and amortization	(53)	(66)	(233)	(306)
Impairment of real estate	3,471	—	3,692	—
Loss on assets held for sale	298	—	298	—
Gain on sale of real estate	—	—	(679)	—
FFO attributable to common stockholders	$(7,107)	$(8,656)	$(31,489)	$(46,276)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted FFO attributable to common stockholders	$(7,107)	$(8,656)	$(31,489)	$(46,276)
Denominator:
Basic weighted average shares of common stock outstanding	1,584	373	919	170
Effect of dilutive securities—contingently issuable shares (a)	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	1,584	373	919	170
FFO attributable to common stockholders per share:
Basic	$(4.49)	$(23.21)	$(34.26)	$(272.21)
Diluted	$(4.49)	$(23.21)	$(34.26)	$(272.21)

______________________
(a)For the three months and the years ended December 31, 2025 and 2024, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three months and the years ended December 31, 2025 and 2024.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Numerator:
Net loss attributable to common stockholders	$(17,735)	$(16,606)	$(61,648)	$(73,343)
Depreciation and amortization	6,912	8,016	27,081	27,373
Noncontrolling interests’ proportionate share of depreciation and amortization	(53)	(66)	(233)	(306)
Impairment of real estate	3,471	—	3,692	—
Loss on assets held for sale	298	—	298	—
Gain on sale of real estate	—	—	(679)	—
FFO attributable to common stockholders	$(7,107)	$(8,656)	$(31,489)	$(46,276)
Loss on early extinguishment of debt	—	1,416	88	1,416
Redeemable preferred stock deemed dividends	—	—	—	755
Redeemable preferred stock redemptions	1,139	256	1,439	17,727
Transaction-related costs	48	31	1,475	1,382
Core FFO attributable to common stockholders	(5,920)	(6,953)	(28,487)	(24,996)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted Core FFO attributable to common stockholders	$(5,920)	$(6,953)	$(28,487)	$(24,996)
Denominator:
Basic weighted average shares of common stock outstanding	1,584	373	919	170
Effect of dilutive securities-contingently issuable shares (a)	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	1,584	373	919	170
Core FFO attributable to common stockholders per share:
Basic	$(3.74)	$(18.64)	$(31.00)	$(147.04)
Diluted	$(3.74)	$(18.64)	$(31.00)	$(147.04)
______________________
(a)For the three months and the years ended December 31, 2025 and 2024, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended December 31, 2025 and 2024.

	Three months ended December 31, 2025
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$7,015	$—	$7,015	$2,052	$(870)	$3,265	$11,462
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(568)	—	(568)	(1)	—	—	(569)
Segment net operating income	$6,447	$—	$6,447	$2,051	$(870)	$3,265	$10,893
Interest and other income							124
Asset management and other fees to related parties							(316)
Expense reimbursements to related parties — corporate							(805)
Interest expense							(9,297)
General and administrative							(1,292)
Transaction-related costs							(48)
Depreciation and amortization							(6,912)
Impairment of real estate							(3,471)
Loss on assets held for sale							(298)
Loss before provision for income taxes							(11,422)
Provision for income taxes							(144)
Net loss							(11,566)
Net loss attributable to noncontrolling interests							132
Net loss attributable to the Company							$(11,434)

	Three months ended December 31, 2024
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$6,234	$—	$6,234	$2,097	$855	$980	$10,166
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(1,008)	—	(1,008)	—	—	—	(1,008)
Segment net operating income	$5,226	$—	$5,226	$2,097	$855	$980	$9,158
Interest and other income							79
Asset management and other fees to related parties							(463)
Expense reimbursements to related parties — corporate							(472)
Interest expense							(8,356)
General and administrative							(675)
Transaction-related costs							(31)
Depreciation and amortization							(8,016)
Loss on early extinguishment of debt							(1,416)
Loss before provision for income taxes							(10,192)
Provision for income taxes							(225)
Net loss							(10,417)
Net loss attributable to noncontrolling interests							152
Net loss attributable to the Company							$(10,265)